Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Financial Statements" in the Proxy Statements/Prospectus and to the incorporation by reference of our report dated December 2, 2005, with respect to the financial statements and financial highlights of the LargeCap Growth Fund, Disciplined LargeCap Blend Fund, Diversified International Fund, Money Market Fund, Real Estate Securities Fund, SmallCap Growth Fund, and SmallCap Value Fund of the Principal Investors Fund, Inc. incorporated by reference in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP


Des Moines, Iowa
September 14, 2006